FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND SIX MONTHS ENDED JUNE 30, 2011

Highlights

●	Adjusted net income of $0.25 and $0.51 per share-diluted.

●	GAAP net income of $0.13 and $0.34 per share-diluted.

●	Net interest income increased by $2.7 million, or 17% and $7.2 million, or 25% as compared to the three and six months ended June 30, 2010, respectively.

●	Provisions for loan losses decreased by 48% and 71% as compared to the three and six months ended June 30, 2010, respectively.

●	Common stock cash dividend of $0.25 per share.

●	Cash on hand of $236 million, including unrestricted cash of $47 million at June 30, 2011.

New York, N.Y., August 1, 2011 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on commercial real estate (“CRE”) assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three and six months ended June 30, 2011.

●
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, was $18.0 million, or $0.25 per share-diluted, and $33.7 million, or $0.51 per share-diluted for the three and six months ended June 30, 2011, respectively, as compared to $10.9 million, or $0.24 per share-diluted, and $21.1 million, or $0.51 per share-diluted, for the three and six months ended June 30, 2010, respectively, an increase of $7.1 million, or 65% and $12.7 million, or 60%, respectively.  For a reconciliation of adjusted net income to GAAP net income, see Schedule I to this press release.

●
GAAP net income for the three and six months ended June 30, 2011 was $9.2 million, or $0.13 per share-diluted, and $22.4 million, or $0.34 per share-diluted, respectively, as compared to GAAP net income for the three and six months ended June 30, 2010 of $13.4 million, or $0.30 per share-diluted, and $14.8 million, or $0.36 per share-diluted, respectively, a decrease of $4.1 million, or 31%, and an increase of $7.6 million, or 51%, respectively.

Jonathan Cohen, CEO and President of Resource Capital Corp., commented, “I believe that this quarter saw the continuation of improving credit, good cash flow, new investments and an excellent pipeline of new opportunities.  We are still focused on reducing the risk profile of our portfolio by selling legacy subordinate loans, originating newer higher yielding replacements, building the leasing joint venture, and buying distressed and opportunistic real estate equity investments. We look forward to continuing to grow our net interest income aggressively over the remaining six months.”

Additional highlights:

Commercial Real Estate

●	RSO received repayments on CRE loans of $19.4 million and sold five CRE loans for proceeds of $56.7 million for the six months ended June 30, 2011.

●	RSO’s CRE loan portfolio is now comprised of approximately 80% senior whole loans as of June 30, 2011, as compared to 63% a year ago (or at the height of the crisis).

●
RSO originated $63.9 million of whole loans in the three months ended June 30, 2011 with a weighted average yield of 7.8% up substantially from $19.8 million with a weighted average yield of 6.5% originated during the three months ended March 31, 2011.

●	RSO has already committed over $47 million to new CRE whole loans slated to close in the third calendar quarter of 2011 from an on-going pipeline of new CRE loans of over $200.0 million.

●
RSO increased its opportunistic and distressed real estate investments with the acquisition of one real estate asset in the quarter ended June 30, 2011, and has acquired a second investment for $18.0 million in the quarter ended September 30, 2011.  These acquisitions coupled with the conversion to equity of two commercial real estate loans during the quarter ended June 30, 2011 demonstrate RSO’s commitment to opportunistic real estate acquisitions.

The following table summarizes RSO’s CRE loan activities and fundings of previous commitments, at par, for the three, six and 12 months ended June 30, 2011 (in millions, except percentages):

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	12 Months Ended June 30, 2011	Floating Weighted Average Spread (1)	Weighted Average Fixed Rate (2)
Whole loans	$61.4	$80.1	$98.0	3.39%	12.0%
Whole loans – future fundings (3)	2.5	3.6	5.2
New loans production	63.9	83.7	103.2
Sale of real estate loans	(34.5)	(73.6)	(117.1)
Payoffs	(11.5)	(11.5)	(30.2)
Principal paydowns	(7.5)	(7.8)	(11.9)
Loans, net (4)	$10.4	$(9.2)	$(56.0)

(1)	Represents the weighted average rate above the London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR as of June 30, 2011.

(2)	Reflects rates on RSO’s portfolio balance as of June 30, 2011.

(3)	Consists of fundings of previous commitments.

(4)
The basis of new net loans does not include provisions for losses on CRE loans of $2.1 million for the three months ended June 30, 2011, $5.3 million for the six months ended June 30, 2011 and $25.6 million for the 12 months ended June 30, 2011.

CMBS Securities

●
During the six months ended June 30, 2011, RSO acquired $42.5 million par value of CMBS at a weighted average price of 100.2%.  The majority of these purchases were financed by RSO’s new Wells Fargo facility and are highly-rated bonds.

Commercial Finance - Syndicated Bank Loans

●
RSO’s bank loan portfolio, including asset-backed securities (“ABS”) held-to-maturity and certain loans held for sale, at the end of the second quarter was $907.1 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.02%.  RSO’s bank loan portfolio is predominately match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47% (0.78% at June 30, 2011).

●
During the three and six months June 30, 2011, RSO bought bank loans through its three CLOs with a par value of $126.5 million at modest net discount of $1.1 million.  These purchased loans had an aggregate weighted average annual yield of approximately 4.26%.

●	RSO, through its subsidiary Resource Capital Asset Management, earned $3.9 million of net fees from the date of acquisition through June 30, 2011.

Book Value

As of June 30, 2011, RSO’s book value per common share was $5.84, a decrease from $5.99 per common share at December 31, 2010.  Total stockholders’ equity was $433.4 million as of June 30, 2011 as compared to $348.3 million as of December 31, 2010.  Total common shares outstanding were 74,230,500 as of June 30, 2011 as compared to 58,183,425 as of December 31, 2010.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RSO’s investment portfolio as of June 30, 2011, classified by interest rate and by asset type.  The following table includes both (i) the amortized cost of RSO’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RSO’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost (3)	Dollar price	Net carrying amount	Dollar price	Net carrying amount less amortized cost	Dollar price
June 30, 2011
Floating rate
CMBS-private placement	$29,923	100.00%	$8,442	28.21%	$(21,481)	-71.79%
Structured notes	19,351	38.68%	25,238	50.45%	5,887	11.77%
RMBS	7,974	22.23%	7,107	19.82%	(867)	-2.41%
Other ABS	−	−%	23	0.28%	23	0.28%
Mezzanine loans (1)	76,888	100.00%	75,647	98.39%	(1,241)	-1.60%
Whole loans (1)	476,098	99.80%	454,596	95.29%	(21,502)	-4.51%
Bank loans (2)	876,431	97.83%	866,903	96.76%	(9,528)	-1.07%
Loans held for sale (3)	1,650	56.94%	1,650	56.94%	−	−%
ABS held-to-maturity (4)	29,616	91.56%	26,956	83.33%	(2,660)	-8.23%
Total floating rate	1,517,931	94.32%	1,466,562	91.13%	(51,369)	-3.19%
Fixed rate
CMBS – private placement	80,789	60.52%	82,902	62.10%	2,113	1.58%
B notes (1)	30,891	99.49%	30,392	97.89%	(499)	-1.60%
Mezzanine loans (1)	13,995	100.38%	11,095	79.58%	(2,900)	-20.80%
Whole loans (1)	10,843	98.55%	10,843	98.55%	−	−%
Preferred stock and warrants	36,741	100.00%	36,741	100.00%	−	−%
Total fixed rate	173,259	76.59%	171,973	76.02%	(1,286)	-0.57%
Grand total	$1,691,190	92.14%	$1,638,535	89.27%	$(52,655)	-2.87%

(1)	Net carrying amount includes an allowance for loan losses of $26.1 million at June 30, 2011, allocated as follows: B notes ($499,000), mezzanine loans ($4.1 million) and whole loans ($21.5 million).

(2)
The bank loan portfolio is carried at amortized cost less allowance for loan loss and was $907.1 million at June 30, 2011.  The amount disclosed represents net realizable value at June 30, 2011, which includes a $3.6 million allowance for loan losses at June 30, 2011.

(3)	Loans held for sale are carried at the lower of cost or market. Amortized cost is equal to fair value.

(4)	ABS held-to-maturity are carried at amortized cost less other-than-temporary impairments.

Liquidity

At July 29, 2011, after disbursing the second quarter 2011 dividend, RSO’s liquidity of $216.5 million consists of three primary sources:

●	unrestricted cash and cash equivalents of $27.8 million and restricted cash of $2.0 million in margin call accounts;

●	capital available for reinvestment in its five CDO entities of $176.7 million, of which $9.1 million is designated to finance future funding commitments on CRE loans; and

●	restricted cash available for investment in its newly-formed CLO warehouse line of $10.0 million.

Capital Allocation

As of June 30, 2011, RSO had allocated its invested equity capital among its targeted asset classes as follows: 66% in CRE investments, 29% in commercial finance and 5% in other investments.

Supplemental Information

The following schedules of reconciliations or supplemental information as of June 30, 2011 are included at the end of this release:

●	Schedule I – Reconciliation of GAAP Net Income to Adjusted Net Income.

●	Schedule II – Reconciliation of GAAP Net Income to Estimated REIT Taxable Income.

●	Schedule III – Summary of CDO and CLO Performance Statistics.

●	Supplemental Information regarding loan and leasing investment statistics, CRE loans and bank loans.

About Resource Capital Corp.

RSO is a diversified real estate finance company that is organized and conducts its operations to qualify as a REIT for federal income tax purposes.  RSO’s investment strategy focuses on CRE and CRE-related assets, and, to a lesser extent, commercial finance assets. RSO invests in the following asset classes: CRE-related assets such as commercial real estate property, whole loans, A-notes, B-notes, mezzanine loans, commercial mortgage-backed securities and investments in real estate joint ventures as well as commercial finance assets such as bank loans, lease receivables, other asset-backed securities, trust preferred securities, debt tranches of CDOs, structured note investments, and private equity investments principally issued by financial institutions.

RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the real estate, commercial finance and financial fund management sectors.

For more information, please visit RSO’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com.

Safe Harbor Statement

Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties.  RSO’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

●	fluctuations in interest rates and related hedging activities;

●	capital markets conditions and the availability of financing;

●	defaults or bankruptcies by borrowers on RSO’s loans or on loans underlying its investments;

●	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RSO’s investments;

●	increases in financing or administrative costs; and

●	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RSO’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RSO’s unaudited consolidated balance sheets, unaudited consolidated statements of income, reconciliation of GAAP net income to adjusted net income, a reconciliation of GAAP net income to estimated REIT taxable income and a summary of CDO and CLO performance statistics and supplemental information regarding RSO’s CRE loan and bank loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and cash equivalents	$46,898	$29,488
Restricted cash	188,897	168,192
Investment securities, trading	32,345	17,723
Investment securities available-for-sale, pledged as collateral, at fair value	82,242	57,998
Investment securities available-for-sale, at fair value	45,866	5,962
Investment securities held-to-maturity, pledged as collateral	29,616	29,036
Property available-for-sale	4,444	4,444
Investments in real estate	31,599	−
Loans, pledged as collateral and net of allowances of $29.7 million and $34.2 million	1,455,445	1,443,271
Loans held for sale	1,650	28,593
Lease receivables, pledged as collateral, net of allowances of $0 and $70,000 and net of unearned income	−	109,612
Loans receivable–related party	9,663	9,927
Investments in unconsolidated entities	6,437	6,791
Dividend reinvestment plan proceeds receivable	−	10,000
Interest receivable	5,107	6,330
Deferred tax asset	4,401	4,401
Intangible assets	21,678	−
Other assets	6,145	2,432
Total assets	$1,972,433	$1,934,200
LIABILITIES
Borrowings	$1,473,202	$1,543,251
Distribution payable	18,567	14,555
Accrued interest expense	1,382	1,618
Derivatives, at fair value	16,535	13,292
Deferred tax liability	9,798	9,798
Accounts payable and other liabilities	19,569	3,360
Total liabilities	1,539,053	1,585,874
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 74,230,500 and 58,183,425 shares issues and outstanding (including 1,192,388 and 534,957 unvested restricted shares)	74	58
Additional paid-in capital	630,420	528,373
Accumulated other comprehensive loss	(37,131)	(33,918)
Distributions in excess of earnings	(159,983)	(146,187)
Total stockholders’ equity	433,380	348,326
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,972,433	$1,934,200

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES
Net interest income:
Loans	$20,591	$19,389	$41,841	$37,938
Securities	2,955	2,895	5,715	5,769
Leases	−	1,928	−	2,163
Interest income − other	1,716	248	2,935	299
Total interest income	25,262	24,460	50,491	46,169
Interest expense	7,062	8,929	13,995	16,866
Net interest income	18,200	15,531	36,496	29,303
Rental income	157	−	180	−
Dividend income	866	−	1,527	−
Fee income	2,253	−	3,899	−
Total revenues	21,476	15,531	42,102	29,303
OPERATING EXPENSES
Management fees − related party	3,148	4,288	5,486	5,440
Equity compensation − related party	623	197	1,083	919
Professional services	989	876	1,908	1,695
Insurance	159	180	336	392
Rental operating expense	176	−	312	−
General and administrative	1,130	864	1,939	1,511
Depreciation on operating leases	−	685	−	685
Depreciation and amortization	756	−	1,009	−
Income tax expense	1,171	1,132	2,980	1,237
Total expenses	8,152	8,222	15,053	11,879
	13,324	7,309	27,049	17,424
OTHER INCOME (EXPENSE)
Net impairment losses recognized in earnings	(4,649)	(6,058)	(4,649)	(6,058)
Net realized gain on investment securities available-for-sale and loans	3,696	190	3,852	336
Net realized and unrealized gain on investment securities, trading	1,473	2,528	3,279	2,528
Provision for loan and lease losses	(4,113)	(7,897)	(6,719)	(23,268)
Gain on the extinguishment of debt	−	16,407	−	23,035
Other (expense) income	(512)	883	(451)	771
Total other (expense) income	(4,105)	6,053	(4,688)	(2,656)
NET INCOME	$9,219	$13,362	$22,361	$14,768
NET INCOME PER SHARE – BASIC	$0.13	$0.30	$0.34	$0.36
NET INCOME PER SHARE – DILUTED	$0.13	$0.30	$0.34	$0.36
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − BASIC	70,704,579	44,424,281	65,455,811	41,233,517
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING − DILUTED	71,008,075	44,724,087	65,732,464	41,555,127
DIVIDENDS DECLARED PER SHARE	$0.25	$0.25	$0.50	$0.50

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income − GAAP	$9,219	$13,362	$22,361	$14,768
Adjustments:
Provision for loan and lease losses (2)	4,113	7,897	6,719	23,268
Net impairment losses recognized in earnings (3)	4,649	6,058	4,649	6,058
Gains on the extinguishment of debt	−	(16,407)	−	(23,035)
Adjusted net income, excluding non-cash charges (1)	$17,981	$10,910	$33,729	$21,059

Adjusted net income per share – diluted, Excluding non-cash charges	$0.25	$0.24	$0.51	$0.51

(1)
RSO evaluates its performance based on several performance measures, including adjusted net income, in addition to net income and estimated REIT taxable income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RSO’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income because it helps management evaluate RSO’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RSO’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RSO’s investment portfolios, ability to manage its expenses and dividend paying ability.  RSO believes this is a useful performance measure for investors to evaluate these aspects of RSO’s business as well.  The most significant items RSO excludes in determining adjusted earnings as of June 30, 2011 and 2010 are its provision for loan and lease losses, loss from asset impairments and gain on the extinguishment of debt.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RSO’s current operating performance.  However, by excluding these significant items, adjusted net income assists an investor’s understanding of RSO’s operating performance by excluding management’s expectation of possible future gains or losses from RSO’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income and cash flows from operating, investing and financing activities in RSO’s consolidated financial statements to help analyze management’s expectation of potential future losses from RSO’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RSO’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

(3)	Net impairment losses recognized in earnings on available-for-sale securities.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(in thousands, except per share data)
(Unaudited)

RSO calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles GAAP net income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net income − GAAP	$9,219	$13,362	$22,361	$14,768
Taxable REIT subsidiary’s (income) loss	(1,531)	(1,345)	(3,535)	(1,470)
Adjusted net income	7,688	12,017	18,826	13,298
Adjustments:
Share-based compensation to related parties	6	202	(87)	(114)
Capital loss carryover (utilization)/losses from the sale of securities	(3,516)	−	(3,516)	−
Provisions for loan and lease losses unrealized	2,091	8,529	5,213	24,029
Asset Impairments	4,649	6,058	4,649	6,058
Equity in income of Real Estate Joint Venture	(6,379)	(4,891)	(10,852)	(4,891)
Deferral of extinguishment of debt income	−	(8,307)	−	(8,307)
Net book to tax adjustments for the inclusion of our taxable foreign REIT subsidiaries	(1,622)	261	(2,720)	(6,117)
Subpart F income limitation (2)	−	(322)	−	−
Other net book to tax adjustments	(16)	(188)	(5)	(1,271)
Estimated REIT taxable income	$2,901	$13,359	$11,508	$22,685

Amounts per share – diluted	$0.04	$0.30	$0.18	$0.55

(1)
RSO believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of operations as this measurement is used to determine the amount of dividends that RSO is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RSO, as a REIT, expects to make distributions based on estimated REIT taxable income, RSO expects that its distributions may at times be more or less than its reported GAAP net income.  Total estimated REIT taxable income is the aggregate amount of estimated REIT taxable income generated by RSO and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income (if any) of RSO’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to RSO.  There is no requirement that RSO’s domestic taxable REIT subsidiary distribute its income to RSO.  Estimated REIT taxable income, however, includes the taxable income of RSO’s foreign taxable REIT subsidiaries because RSO generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
U.S. shareholders of controlled foreign corporations are required to include their share of such corporations’ income on a current basis; however, losses sustained by such corporations do not offset income of their U.S. shareholders on a current basis.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF CDO AND CLO PERFORMANCE STATISTICS
(in thousands)
(Unaudited)

Collateralized Debt Obligations - Distributions and Coverage Test Summary

The following table sets forth distributions by RSO’s CDOs and coverage test summaries for the periods presented:

				Annualized
				Interest
				Coverage	Overcollateralization
		Cash Distributions		Cushion	Cushion
		Year Ended	Six Months Ended	As of	As of	As of Initial
		December 31,	June 30,	June 30,	June 30,	Measurement
Name	CDO Type	2010 (1)	2011 (1)	2011 (2) (3)	2011 (4)	Date
		(actual)	(actual)
Apidos CDO I	CLO	$7,695	$4,581	$8,965	$14,265	$17,136
Apidos CDO III	CLO	$6,552	$4,058	$4,092	$9,135	$11,269
Apidos Cinco CDO	CLO	$7,792	$4,845	$5,031	$22,421	$17,774
RREF 2006-1	CRE CDO	$8,929	$4,075	$9,047	$59,205	$24,941
RREF 2007-1	CRE CDO	$15,068	$5,825	$7,330	$47,993	$26,032

(1)	Distributions on retained equity interests in CDOs (comprised of note investment and preference share ownership).

(2)	Interest coverage cushion includes annualized amounts based on the most recent trustee statements.

(3)	Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to RSO’s preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

In connection with RSO’s ownership of certain notes held by RREF CDO 2006-1 and RREF CDO 2007-1, respectively, on June 21, 2011, the Company surrendered for cancellation $32.4 million and $30.9 million, respectively, of CDO notes which previously eliminated in consolidation.  The surrendered notes were cancelled by the trustee under the applicable indentures, and the obligations due under the surrendered notes were deemed extinguished.  The effect of these cancellations improves each CDO’s ability to comply with its over-collateralization and interest coverage tests and strengthens RSO’s long term interest in these structured vehicles.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(Unaudited)

Loan and Leasing Investment Statistics

The following table presents information on RSO’s impaired loans and lease receivables and related allowances for the periods indicated (based on amortized cost):

	June 30,	December 31,
	2011	2010
Allowance for loan and lease receivable losses:
Specific allowance:
Commercial real estate loans	$15,800	$20,844
Bank loans	136	112
Total specific allowance (1)	15,936	20,956
General allowance:
Commercial real estate loans	10,342	10,773
Bank loans	3,423	2,504
Lease receivables	−	70
Total general allowance	13,765	13,347
Total allowance for loans and leases	$29,701	$34,303
Allowance as a percentage of total loans and lease receivables	2.0%	2.1%

Loans held for sale:
Commercial Real Estate Loans:
Commercial real estate loans at cost	$1,669	$39,187
Commercial real estate loans provision	(1,061)	(14,621)
Commercial real estate loans held for sale	608	24,566
Bank Loans:
Bank loans at cost	$1,228	$5,172
Bank loans provision	(186)	(1,145)
Bank loans held for sale	1,042	4,027
Loans held for sale	$1,650	$28,593

(1)
Includes allowances on the following assets: commercial real estate loans of $36.5 million and bank loans of $361,000.  A loan of $5.0 million that was fully reserved as of December 31, 2010 was charged off as of June 30, 2011.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of June 30, 2011 (based on par value):

Security type:
Whole loans	80.0%
Mezzanine loans	14.9%
B Notes	5.1%
Total	100.0%

Collateral type:
Multifamily	38.5%
Hotel	30.5%
Office	12.0%
Retail	10.8%
Flex	1.1%
Self-storage	1.0%
Other	6.1%
Total	100.0%

Collateral location:
Southern California	27.9%
Northern California	13.7%
Arizona	9.3%
Florida	8.3%
Washington	5.1%
Texas	4.9%
Colorado	4.8%
New York	3.9%
Other	22.1%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of June 30, 2011 (based on par value):

Industry type:
Healthcare, education and childcare	11.4%
Diversified/conglomerate service	10.0%
Broadcasting and entertainment	7.2%
Automobile	5.7%
Telecommunications	5.4%
Printing and publishing	5.1%
Chemicals, plastics and rubber	5.1%
Retail stores	4.7%
Hotels, motels, inns and gaming	4.0%
Personal transportation	4.0%
Electronics	3.7%
Other	33.7%
Total	100.0%